UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

Home Solutions of America, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-31711	99-0273889
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Dragon Street, Suite 1500, Dallas, Texas	75207
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 623-8446

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Adoption of Board Compensation Plan for Directors Brian Marshall and Scott Sewell

On December 12, 2006, the independent members of the Board of Directors (the “Board”) of Home Solutions of America, Inc., a Delaware corporation (“Home Solutions” or the “Company”), approved Board compensation for Brian Marshall and Scott Sewell, the newest members of the Board, under the Board Compensation Plan currently in effect for members of the Board. Messers. Marshall and Sewell joined the Board on August 17, 2006 and October 26, 2006, respectively. The Board Compensation Plan is attached as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed with the Securities and Exchange Commission on November 14, 2006.

Under the Board Compensation Plan, each of Messers. Marshall and Sewell are entitled to receive a quarterly cash retainer payment equal to $5,000 for each fiscal quarter during which he serves as a member of the Board during the compensation period, and $1,000 for each meeting of the Board attended, plus reimbursement of expenses related to such attendance. Pursuant to the Board Compensation Plan, on December 12, 2006, Messers. Marshall and Sewell received grants of restricted stock purchase rights under the Company’s 2001 Stock Plan, exercisable for 16,600 and 11,600 shares of common stock, respectively, at an exercise price of $-0- per share. The stock purchase rights vest monthly and are subject to forfeiture for early termination of service as a Board member during the compensation period. The shares are subject to a lock-up agreement, pursuant to which Messers. Marshall and Sewell agree not to sell or transfer the shares until (i) with respect to 50% of the shares, six months following the date of grant, and (ii) with respect to the remaining 50% of the shares, after December 31, 2007. In connection with the grant of stock purchase rights, Messers. Marshall and Sewell entered into restricted stock purchase agreements with the Company, which are attached as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.

Item 5.05 Amendment to the Registrant’s Code of Ethics.

On December 12, 2006, the Board adopted the First Amended and Restated Code of Business Conduct and Ethics (the “Code”), which applies to the Company’s directors, officers and employees. The amendments to the Code were adopted to further strengthen the Company’s internal compliance program. The significant amendments to the Code include the following: (i) designating the Chief Financial Officer as the executive officer of the Company who will oversee ethics matters and compliance with the Code, (ii) establishing the Audit Committee of the Board of Directors as the committee of the Board of Directors responsible for oversight of ethical issues, (iii) creating a direct line of communication between Company employees and the Audit Committee for reporting accounting and other ethical violations, (iv) enhancing Code Section 3 with respect to compliance with all laws and regulations, (v) enhancing Code Section 7 with respect to recordkeeping and public disclosure documents, and (vi) requiring approval by the Board or a committee of the Board for waivers of the Code for officers and directors, and requiring disclosure of such waivers to the stockholders. The First Amended and Restated Code of Business Conduct and Ethics is attached as Exhibit 10.3 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(D) Exhibits.

Exhibit 10.1	Restricted Stock Purchase Agreement between Home Solutions of America, Inc. and Brian Marshall dated December 12, 2006 *
Exhibit 10.2	Restricted Stock Purchase Agreement between Home Solutions of America, Inc. and Scott Sewell dated December 12, 2006 *
Exhibit 10.3	First Amended and Restated Code of Business Conduct and Ethics *
Exhibit 10.4	Board Compensation Plan +

*  Attached hereto.

+  Attached as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed with the Securities and Exchange Commission on November 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME SOLUTIONS OF AMERICA, INC.

Date: December 18, 2006

By: /s/ Jeffrey M. Mattich
Jeffrey M. Mattich
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit 10.1	Restricted Stock Purchase Agreement between Home Solutions of America, Inc. and Brian Marshall dated December 12, 2006 *
Exhibit 10.2	Restricted Stock Purchase Agreement between Home Solutions of America, Inc. and Scott Sewell dated December 12, 2006 *
Exhibit 10.3	First Amended and Restated Code of Business Conduct and Ethics *
Exhibit 10.4	Board Compensation Plan +

*  Attached hereto.

+  Attached as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed with the Securities and Exchange Commission on November 14, 2006.